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                                                      Registration No. 333-97491

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          -----------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933
                              --------------------

                                   ONEIDA LTD.
               (Exact name of issuer as specified in its charter)


          NEW YORK                                     15-0405700
  (State of Incorporation)                 (I.R.S. Employer Identification No)

                             163-181 Kenwood Avenue
                             Oneida, New York 13421
                     (Address of Principal Executive Office)

                    ONEIDA LTD. EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)

                          Catherine H. Suttmeier, Esq.
              Corporate Vice President, Secretary & General Counsel
                                   Oneida Ltd.
                             163-181 Kenwood Avenue
                             Oneida, New York 13421
                                 (315) 361-3000
               (Name, address and telephone of agent for service)


                          DEREGISTRATION OF SECURITIES

On August 1, 2002, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-97491) (the "Registration Statement") registering 500,000 shares of the Registrant's Common Stock, $1.00 par value (the "Shares"), to be issued to participants under the Registrant's Employee Stock Purchase Plan (the "Plan"). Effective June 30, 2004 the Plan was terminated, and, as a result of the termination of the Plan, all offerings of Common Stock pursuant to the Registration Statement have terminated. As of the date of termination of the Plan, 155,302 shares of Common Stock remained unsold under the Plan. The Registrant is filing this Post-Effective Amendment to remove, and hereby does remove, from registration all of the Common Stock registered on the Registration Statement that remains unsold as of the date of termination of the Plan.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-97491 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneida, and the State of New York, on this 28 day of July, 2004.



                                    ONEIDA  LTD.

                                    By: /s/ PETER J. KALLET
                                        -------------------------
                                            Peter J. Kallet
                                            Chairman of the Board, President
                                            and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement No. 333-97491 on Form S-8 has been signed below by the following persons in the capacities and on the 28th day of July, 2004.


Signature                                Title                                    Date
---------                                -----                                    ----
Principal Executive Officer
                                         Chairman of the Board, President and     July 28, 2004
/s/ PETER J. KALLET                      Chief Executive Officer
----------------------------------
       Peter J. Kallet

Principal Financial Officer

/s/ GREGG R. DENNY                       Chief Financial Officer                  July 28, 2004
----------------------------------
       Gregg R. Denny

Principal Accounting Officer

/s/ PAUL M. ROONEY                       Corporate Controller                     July 28, 2004
----------------------------------
       Paul M. Rooney


The Board of Directors

/s/ WILLIAM F. ALLYN                     Director                                 July 28, 2004
----------------------------------
       William F. Allyn

/s/ ALLAN H. CONSEUR                     Director                                 July 28, 2004
----------------------------------
       Allan H. Conseur

/s/ GEORGIA S. DERRICO                   Director                                 July 28, 2004
----------------------------------
       Georgia S. Derrico


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

Signature                                Title                                    Date
---------                                -----                                    ----

/s/ J. PETER FOBARE                      Director                                 July 28, 2004
----------------------------------
       J. Peter Fobare

/s/ GREGORY M. HARDEN                    Director                                 July 28, 2004
----------------------------------
       Gregory M. Harden

/s/ PETER J. KALLET                      Director                                 July 28, 2004
----------------------------------
       Peter J. Kallet

/s/ PETER J. MARSHALL                    Director                                 July 28, 2004
----------------------------------
       Peter J. Marshall

/s/ WHITNEY D. PIDOT                     Director                                 July 28, 2004
----------------------------------
       Whitney D. Pidot

/s/ CATHERINE H. SUTTMEIER               Director                                 July 28, 2004
----------------------------------
       Catherine H. Suttmeier

/s/ WILLIAM M. TUCK                      Director                                 July 28, 2004
----------------------------------
       William M. Tuck

     Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the Plan) have duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-97491 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneida, New York on the 28th day of July, 2004.


                                       Oneida Ltd. Employee Stock Purchase Plan


                                       By: /s/ GREGG R. DENNY
                                           ----------------------
                                               Gregg R. Denny
                                               Chief Financial Officer




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